                                                    This filing is made pursuant
                                                    to Rule 424(b)(3) under
                                                    the Securities Act of
                                                    1933 in connection with
                                                    Registration No. 333-35882

         The table below sets forth, as of April 24, 2000, certain information regarding the beneficial ownership of each selling stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name in the following table:


                                                             Shares Beneficially Owned
                                                                Prior To Offering(1)
                                                             --------------------------        Number of Shares
Name                                                           Number          Percent           Being Offered
----                                                         --------------------------        ----------------
Hampshire Equity Partners II, L.P.(1)(2)                     10,059,674          43.4              995,400
Pequot Scout Fund, L.P.                                         275,000           1.9              275,000
Band & Co.                                                      225,000           1.6              225,000
Special Situations Private Equity Fund, L.P.                    130,000             *              130,000
Losty Capital Management                                        110,000             *              110,000
Special Situations Technology Fund, L.P.                         95,000             *               95,000
JMG Capital Partners, L.P.                                       78,000             *               78,000
Georgetown University/James R. Schlesinger Fund                  50,000             *               50,000
Koyah Leverage Partners, L.P.                                    24,000             *               24,000
Imperial Bank                                                    22,354             *               22,354
Sutro & Co. Incorporated                                         72,000             *               72,000
Western United Life Assurance Co.                                10,000             *               10,000
Summit Securities, Inc.                                          10,000             *               10,000
Koyah Partners, L.P.                                              6,000             *                6,000
Kenneth Kamen                                                    96,500             *               96,500
Stephen Taormina                                                 96,500             *               96,500
Jacob Wizman                                                     60,000             *               60,000
Mary M. Losty                                                    40,000             *               40,000
John T. Devito(3)                                                25,000             *              100,000
Robert N. Verratti                                               25,000             *               25,000
Elizabeth & Paul Guez                                            25,000             *               25,000
Thomas C. Hullverson                                             20,000             *               20,000
Chad S. Schultz                                                  11,450             *               11,450
Robert R. Rivett                                                 11,450             *               11,450
Larry L. Henry                                                   11,450             *               11,450
Gregory P. Flynn                                                 10,200             *               10,200
Olivier L. Trouveroy                                             10,200             *               10,200
Benoit Jamar                                                     10,000             *               10,000
John C. Robertshaw                                                7,634             *                7,634
Patrick J. McGravey                                               7,634             *                7,634
John A. Sivright, Jr.                                             7,634             *                7,634
Edward Drohan(3)                                                  7,500             *               30,000
Richard Biele                                                     7,000             *                7,000
David H. Morse                                                    6,600             *                6,600
Gary Eckert(3)                                                    6,250             *               25,000
Peter T. Zidlicky                                                 5,726             *                5,726
Sophie Zidlicky                                                   5,725             *                5,725
Raymond J. Cosman                                                 5,725             *                5,725
Craig A. Marmer                                                   5,725             *                5,725
Kelly Hicks                                                       5,600             *                5,600
Steve Antoshak(3)                                                 5,000             *               20,000
Jeffrey Dellefave(3)                                              5,000             *               20,000
Jeffrey J. Dunnigan                                               5,000             *                5,000
Matthew C. Harrison, Jr. & Judith C. Harrison                     5,000             *                5,000
Tracey L. Rudd                                                    4,000             *                4,000
Jonathan B. Rosen                                                 4,000             *                4,000
Jeffrey P. Berg                                                   4,000             *                4,000
Michael Hoffman                                                   3,817             *                3,817
Remy Kawkabani                                                    3,817             *                3,817
Christopher A. Perrella                                           3,817             *                3,817
John Eric Knutsen                                                 2,290             *                2,290
David J. Webb                                                     2,290             *                2,290
Richard Spitz                                                     2,000             *                2,000
William D. Simon                                                  2,000             *                2,000
Anthony C. Bower                                                  1,908             *                1,908
Greg W. Hausler                                                   1,908             *                1,908
                                                             ----------                          ---------
        TOTAL                                                11,754,378                          2,836,354
                                                             ==========                          =========


----------------
 *  Less than 1%

(1) Includes shares issuable upon exercise of options, warrants and conversion of preferred stock which are exercisable or convertible, in the following amounts: Hampshire Equity Partners II, L.P.: 9,064,274; Sutro & Co.
    Incorporated: 72,000; Stephen Taormina: 96,500; Kenneth Kamen: 96,500; John
    T. Devito: 25,000; Edward Drohan: 7,500; Richard Biele: 7,000; Gary Eckert:
    6,250; Steve Antoshak: 5,000; Jeffrey Dellefave: 5,000; Jeffrey J. Dunnigan:
    5,000.

(2) Following the completion of this offering Hampshire Equity Partners II, L.P. will own warrants and preferred stock exercisable or convertible into an aggregate of 9,064,274 shares, which would equal 39.1% of the shares of Common Stock outstanding after this offering.

(3) Includes shares issuable in connection with options which will not become exercisable until September 1, 2002.


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